News Release

Contact:	W. Michael Madden Senior Vice President & CFO (615) 872-4800	Tripp Sullivan Corporate Communications, Inc. (615) 324-7335

KIRKLAND’S REPORTS FOURTH QUARTER AND FISCAL 2013 RESULTS

NASHVILLE, Tenn. (March 13, 2014) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 52-week periods ended February 1, 2014.

Net sales for the 13 weeks ended February 1, 2014, decreased 4.2% to $156.1 million compared with $162.9 million for the 14 weeks ended February 2, 2013. On a 13-week basis, comparable store sales for the fourth quarter of fiscal 2013, including e-commerce sales, were flat compared with a decrease of 2.6% in the prior-year quarter. Kirkland’s opened 8 stores and closed 7 during the fourth quarter, bringing the total number of stores to 324 at quarter end.

Net sales for the 52 weeks ended February 1, 2014, increased 2.7% to $460.6 million compared with $448.4 million for the 53 weeks ended February 2, 2013. On a 52-week basis, comparable store sales for fiscal 2013, including e-commerce sales, increased 0.5% compared with a 3.0% decrease in fiscal 2012. The Company opened 24 stores and closed 23 during fiscal 2013.

The Company reported net income of $12.3 million, or $0.69 per diluted share, for the 13 weeks ended February 1, 2014, compared with net income of $14.3 million, or $0.82 per diluted share, for the 14 weeks ended February 2, 2013.

For the 52 weeks ended February 1, 2014, the Company reported net income of $14.5 million, or $0.82 per diluted share, compared with net income of $13.8 million, or $0.77 per diluted share, for the 53 weeks ended February 2, 2013.

Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “Our results for the fourth quarter were slightly better than our adjusted guidance, and we finished fiscal 2013 in a solid position with over $89 million in cash. Despite continued adverse weather events throughout February and into March, the early first quarter sales and margin trends have been positive and encouraging. As we look to fiscal 2014, we remain excited about the investments in store growth, merchandise systems and process improvement, greater e-commerce capabilities and focused branding initiatives that we expect to drive improved traffic, sales and earnings results.”

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2501 McGavock Pike, Suite 1000 ¦ Nashville, Tennessee 37214 ¦ (615) 872-4800

KIRK Reports Fourth Quarter and Fiscal 2013 Results

March 13, 2014

Fiscal 2014 Outlook

Store Growth:
For the 52-week period ending January 31, 2015 (“fiscal
2014”), the Company expects to achieve approximately 10%
square footage growth with 35 to 40 new store openings and
10 to 15 store closings. New store openings will be
weighted more toward the second half of the year, and
store closings will be weighted more toward the first half
of the year.

Sales:
Total sales for fiscal 2014 are expected to increase
approximately 8% to 10% compared with fiscal 2013. This
level of sales performance would imply a comparable store
sales increase of approximately 3% to 4% for fiscal 2014.

Margin & Expenses:
The Company expects year-over-year improvement in
merchandise and gross profit margins that is expected to
result from a lower markdown rate, lower inbound freight
costs, and sales leverage. Operating expenses are
expected to increase on a dollar basis due to the growth
in stores and incremental investments in corporate
headcount. The Company is also anticipating approximately
$0.03 to $0.04 per diluted share in additional costs
associated with its second half lease expiration and
transition to replacement corporate headquarters space.

Earnings:	Based on the above assumptions, the Company expects fiscal 2014 earnings per share to be in the range of $0.90 to $1.00. The Company expects its full year tax rate to be approximately 39%.
Cash Flow:	Capital expenditures in fiscal 2014 are estimated to range between $33 million and $36 million. Based on the above assumptions, the Company expects to generate positive cash flow in fiscal 2014.

First Quarter Fiscal 2014 Outlook
The Company issued guidance for the first quarter ending May 3, 2014, of net income of $0.09 to $0.12 per diluted share. Net sales are expected to be in the range of $105 million to $106 million with a comparable store sales increase in the range of 2% to 3%. The Company expects to open approximately 6 stores and close approximately 7 stores during the quarter.

Investor Conference Call and Web Simulcast
Kirkland’s will issue its earnings release for the fourth quarter before the market opens on Thursday, March 13, 2014, and will host a conference call on the same day at 11:00 a.m. ET. The number to call for the interactive teleconference is (212) 231-2918. A replay of the conference call will be available through Thursday, March 20, 2014, by dialing (402) 977-9140 and entering the confirmation number, 21706372.

A live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website www.kirklands.com under Investor Relations or http://www.videonewswire.com/event.asp?id=97960 on March 13, 2014, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.

Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 321 stores in 35 states. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden

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KIRK Reports Fourth Quarter and Fiscal 2013 Results

March 13, 2014

accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 18, 2013. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Fourth Quarter and Fiscal 2013 Results

March 13, 2014

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In thousands, except per share data)

	13-Week	14-Week
	Period Ended	Period Ended
	February 1,	February 2,
	2014	2013
Net sales	$156,073	$162,885
Cost of sales	91,441	96,751

Gross profit	64,632	66,134
Operating expenses:
Operating expenses	39,939	39,245
Depreciation	4,157	3,833

Operating income	20,536	23,056
Other income, net	4	4

Income before income taxes	20,540	23,060
Income tax expense	8,214	8,807

Net income	$12,326	$14,253

Earnings per share:
Basic	$0.71	$0.83

Diluted	$0.69	$0.82

Shares used to calculate earnings per share:
Basic	17,297	17,076

Diluted	17,903	17,440

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KIRK Reports Fourth Quarter Fiscal 2013 Results

March 13, 2014

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In thousands, except per share data)

	52-Week	53-Week
	Period Ended	Period Ended
	February 1,	February 2,
	2014	2013
Net sales	$460,563	$448,365
Cost of sales	279,747	279,749

Gross profit	180,816	168,616
Operating expenses:
Operating expenses	140,877	133,913
Depreciation	15,947	13,175

Operating income	23,992	21,528
Other expense, net	(33)	(34)

Income before income taxes	23,959	21,494
Income tax expense	9,429	7,699

Net income	$14,530	$13,795

Earnings per share:
Basic	$0.84	$0.79

Diluted	$0.82	$0.77

Shares used to calculate earnings per share:
Basic	17,207	17,463

Diluted	17,685	17,856

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KIRK Reports Fourth Quarter Fiscal 2013 Results

March 13, 2014

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	February 1, 2014	February 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$89,050	$67,797
Inventories, net	52,637	49,577
Income taxes receivable	446	832
Deferred income taxes	2,777	1,602
Other current assets	8,371	9,370

Total current assets	153,281	129,178
Property and equipment, net	80,329	78,499
Other assets	1,838	1,559

Total assets	$235,448	$209,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,102	$21,642
Income taxes payable	5,875	1,352
Other current liabilities	23,670	21,009

Total current liabilities	52,647	44,003
Non-current deferred income taxes	3,337	3,128
Deferred rent and other long-term liabilities	44,235	44,230

Total liabilities	100,219	91,361

Net shareholders’ equity	135,229	117,875

Total liabilities and shareholders’ equity	$235,448	$209,236

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KIRK Reports Fourth Quarter Fiscal 2013 Results

March 13, 2014

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

	52-Week	52-Week
	Period Ended	Period Ended
	February 1, 2014	February 2, 2013

Net cash provided by (used in):
Operating activities	$39,213	$32,347
Investing activities	(17,954)	(31,373)
Financing activities	(6)	(16,300)

Cash and cash equivalents:
Net increase (decrease)	21,253	(15,326)
Beginning of the period	67,797	83,123

End of the period	$89,050	$67,797

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